UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2021

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 West 42nd Street 26th Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 877 746 4891
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K dated September 23, 2021 filed by Sio Gene Therapies Inc. (the "Registrant") with the U.S. Securities and Exchange Commission on September 24, 2021 (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Registrant’s 2021 Annual Meeting of Stockholders held on September 23, 2021 (the "2021 Annual Meeting"). The sole purpose of this Amendment is to disclose the Registrant’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Registrant’s named executive officers ("say on pay"). No other changes have been made to the Original Form 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in connection with the Registrant's Proposal No. 5 setting forth a non-binding advisory vote on the frequency of future say on pay votes held at the 2021 Annual Meeting, 19,657,917 shares were voted for one year, 117,964 shares were voted for two years, 15,216,054 shares were voted for three years, and 248,482 holders of shares abstained. The Board of Directors of the Registrant has considered the outcome of this advisory vote and has determined that the Registrant will hold future say on pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say on pay votes.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	January 31, 2022
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Interim Chief Executive Officer; Chief Financial Officer and General Counsel